UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2005

BP International, Inc.
(Exact name of small business issuer as specified in its charter)

Delaware	95-3937129
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

510 West Arizona Ave, DeLand, FL 32720
(Address of principal executive offices)

Registrant's telephone number including area code: 386.943.6222

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On October 31, 2005, Larry Ball resigned from all officer positions of the registrant. On November 14, 2005, Larry Ball resigned from the Board of Directors of the Registrant. Larry Ball will remain with the registrant as Sales Manager.

(c) On October 31, 2005, William C. DeTemple was appointed to the position of CEO of the Registrant. On November 14, 2005, William C. DeTemple was appointed to the Board of Directors of the Registrant. Mr. DeTemple has accepted an initial employment contract to serve as CEO for a thirteen week period beginning on November 1, 2005 and ending on January 31, 2005. Mr. DeTemple's salary is $3,500 per week during the initial employment contract term. From 1999 to 2001, Mr. DeTemple served as CEO of Unefi, Inc. From 2001 to 2003, Mr. DeTemple served as CEO of Kindred Spirits International, Inc. From 2003 to 2005, Mr. DeTemple served as CEO of Maximiser Management, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BP International, Inc.
November 16, 2005

/s/ William DeTemple
___________________________________________
William DeTemple,
CEO of BP International, Inc.